EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261620), Form S-4 (Nos. 333-121003 and 333-183774) and Form S-8 (Nos. 333-196711, 333-135467, 333-168868, 333-168867, 333 32853, 333-32851, 333-128342, 333-219861, 333-170399, 333-214382, 333-186744, 333-192766, 333-170403, 333 141548, 333-133275, 333-115837, 333-98197, 333-41464, 333-03609, 333-236519, 333-236518, 333-253205, 333 262778 and 333-272807) of Caterpillar Inc. of our report dated February 16, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 16, 2024